As filed with the Securities and Exchange Commission on October 8, 2013

Registration No. 333-176356
Registration No. 333-159453
Registration No. 333-126777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176356
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159453
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-126777

UNDER
THE SECURITIES ACT OF 1933

MAIDENFORM BRANDS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1724014
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

485F US Hwy 1 South
Iselin, NJ 08830
(Address of Principal Executive Offices and Zip Code)

Maidenform Brands, Inc. 2009 Omnibus Incentive Plan, as amended
Maidenform Brands, Inc. 2004 Stock Option Plan
Maidenform Brands, Inc. 2004 Rollover Stock Option Plan
Maidenform Brands, Inc. 2004 Stock Option Plan for Non-Employee Directors
Maidenform Brands, Inc. 2005 Stock Incentive Plan
(Full title of the Plan)

Elizabeth C. Southern
Associate General Counsel
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080
(Name, and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements of Maidenform Brands, Inc., a Delaware corporation (the “Registrant”), on Form S-8 (the “Registration Statements”):

•
Registration Statement No. 333-126777, filed with the Securities and Exchange Commission (the “Commission”) on July 21, 2005, registering the offering and sale of shares of common stock, par value $0.01 (“Shares”) of the Registrant under the Maidenform Brands, Inc. 2004 Stock Option Plan, the Maidenform Brands, Inc. 2004 Rollover Stock Option Plan, the Maidenform Brands, Inc. 2004 Stock Option Plan for Non-Employee Directors and the Maidenform Brands, Inc. 2005 Stock Incentive Plan;

•	Registration Statement No. 333-159453, filed with the Commission on May 22, 2009, registering the offering and sale of Shares under the Maidenform Brands, Inc. 2009 Omnibus Incentive Plan; and

•
Registration Statement No. 333-176356, filed with the Commission on August 17, 2011, registering the offering and sale of additional Shares under the Maidenform Brands, Inc. 2009 Omnibus Incentive Plan, as amended.

On October 7, 2013, pursuant to the Agreement and Plan of Merger, dated July 23, 2013 (the “Merger Agreement”), among the Registrant, Hanesbrands Inc., a Maryland corporation (“Hanesbrands”), and General Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Hanesbrands (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving as a wholly-owned subsidiary of Hanesbrands.

As a result of the Merger, the Registrant has terminated any and all offerings of securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, North Carolina, on October 7, 2013.

MAIDENFORM BRANDS, INC.

By:	/s/ Joia M. Johnson
Joia M. Johnson
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joia M. Johnson	President	October 7, 2013
Joia M. Johnson	(Principal Executive Officer)

/s/ Michael S. Ryan	Vice President and Controller	October 7, 2013
Michael S. Ryan	(Principal Accounting Officer)

/s/ Donald F. Cook	Treasurer	October 7, 2013
Donald F. Cook	(Principal Financial Officer)

/s/ Gerald W. Evans, Jr.	Director	October 7, 2013
Gerald W. Evans, Jr.

/s/ Joia M. Johnson	Director	October 7, 2013
Joia M. Johnson

/s/ Michael S. Ryan	Director	October 7, 2013
Michael S. Ryan